                                                                      EXHIBIT 11


                       L-3 COMMUNICATIONS HOLDINGS, INC.
                 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
                     AND DILUTED EARNINGS PER COMMON SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                PRO FORMA
                                   -----------------------------------
                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,       YEAR ENDED       NINE MONTHS         NINE MONTHS
                                   --------------------  DECEMBER 31,         ENDED               ENDED
                                      1998       1997        1997       SEPTEMBER 30, 1998  DECEMBER 31, 1997
                                   ---------- --------- -------------- ------------------- ------------------
BASIC:
 Net income ......................  $ 15,100   $ 4,900     $ 16,400         $ 18,690            $ 12,305
                                    ========   =======     ========         ========            ========
 Weighted average common
   shares outstanding ............    27,357    26,900       26,900           23,870              20,000
                                    ========   =======     ========         ========            ========
 Basic earnings per common
   share .........................  $   0.55   $  0.18     $   0.61         $   0.78            $   0.62
                                    ========   =======     ========         ========            ========
DILUTED:
 Net income ......................  $ 15,100   $ 4,900     $ 16,400         $ 18,690            $ 12,305
                                    ========   =======     ========         ========            ========
 Common and potential
   common shares:
 Weighted average common
   shares outstanding ............    27,357    26,900       26,900           23,870              20,000
 Assumed exercise of options .....     2,802     1,646        1,867            2,802               2,482
 Assumed purchase of common
   shares for treasury ...........    (1,555)     (937)      (1,063)          (1,628)             (2,470)
                                    --------   -------     --------         --------            --------
   Common and potential
    common shares ................    28,604    27,609       27,704           25,044              20,012
                                    ========   =======     ========         ========            ========
Diluted earnings per common
 share ...........................  $   0.53   $  0.18     $   0.59         $   0.75            $   0.61
                                    ========   =======     ========         ========            ========
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